EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Savannah Bancorp, Inc., of our report dated January 17, 1996, which appears as Exhibit 23.1 in its Annual Report on Form 10-KSB for the year ended December 31, 1997.



PricewaterhouseCoopers LLP
Columbia, South Carolina
December 17, 1998


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